CLOUGH GLOBAL DIVIDEND AND INCOME FUND	1290 Broadway
(NYSE MKT: GLV)	Suite 1100
Denver, Colorado 80203
PRESS RELEASE	1.877.256.8445
FOR IMMEDIATE RELEASE October 31, 2017

CLOUGH GLOBAL DIVIDEND AND INCOME FUND

Statement Pursuant to Section 19(a) of the Investment Company Act of 1940

On November 30, 2017, the Clough Global Dividend and Income Fund (NYSE MKT: GLV) (the “Fund”), a closed-end fund, paid a monthly distribution on its common stock of $0.1220 per share to shareholders of record at the close of business on November 20, 2017.

The following table sets forth the estimated amount of the sources of distribution for purposes of Section 19 of the Investment Company Act of 1940, as amended, and the related rules adopted thereunder. The Fund estimates the following percentages, of the total distribution amount per share, attributable to (i) current and prior fiscal year net investment income, (ii) net realized shortterm capital gain, (iii) net realized long-term capital gain and (iv) return of capital or other capital source as a percentage of the total distribution amount. These percentages are disclosed for the current distribution as well as the fiscal year-to-date cumulative distribution amount per share for the Fund.

Current Distribution from:	Per Share ($)%
Net Investment Income	0.0004	0.33%
Net Realized Short-Term Capital Gain	0.0000	0.00%
Net Realized Long-Term Capital Gain	0.1216	99.67%
Return of Capital or other Capital Source	0.0000	0.00%
Total (per common share)	0.1220	100.00%

Fiscal Year-to-Date Cumulative Distributions from:	Per Share ($)%
Net Investment Income	0.0004	0.33%
Net Realized Short-Term Capital Gain	0.0000	0.00%
Net Realized Long-Term Capital Gain	0.1216	99.67%
Return of Capital or other Capital Source	0.0000	0.00%
Total (per common share)	0.1220	100.00%

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and not for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Presented below are return figures, based on the change in the Fund’s Net Asset Value per share (“NAV”), compared to the annualized distribution rate for this current distribution as a percentage of the NAV on the last business day of the month prior to distribution record date.

Fund Performance & Distribution Information

Fiscal Year to Date (11/01/2016 through 10/31/2017)
Annualized Distribution Rate as a Percentage of NAV^	9.92%
Cumulative Distribution Rate on NAV^+	0.83%
Cumulative Total Return on NAV*	17.89%

Average Annual Total Return on NAV for the 5 Year Period Ending 10/31/2017**	8.95%

Past performance is not indicative of future results.

^	Based on the Fund’s NAV as of October 31, 2017.

+	Cumulative distribution rate is based on distributions paid to date for the period November 1, 2017 through November 30, 2017.

*	Cumulative fiscal year-to-date return is based on the change in NAV including distributions paid and assuming reinvestment of these distributions for the period November 1, 2016 through October 31, 2017.

**	The 5 year average annual total return is based on change in NAV including distributions paid and assuming reinvestment of these distributions and is through the last business day of the month prior to the month of the current distribution record date.

While the NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a shareholder’s investment in the Fund. The value of a shareholder’s investment in the Fund is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market. Shareholders should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

Furthermore, the Board of Trustees reviews the amount of any potential distribution and the income, capital gain or capital available. The Board of Trustees will continue to monitor the Fund’s distribution level, taking into consideration the Fund’s net asset value and the financial market environment. The Fund’s distribution policy is subject to modification by the Board of Trustees at any time. The distribution rate should not be considered the dividend yield or total return on an investment in the Fund.

ALPS Portfolio Solutions Distributor, Inc. FINRA Member Firm.

CLS001309 11/30/2018

CLOUGH GLOBAL DIVIDEND AND INCOME FUND	1290 Broadway
(NYSE MKT: GLV)	Suite 1100
Denver, Colorado 80203
PRESS RELEASE	1.877.256.8445
FOR IMMEDIATE RELEASE December 29, 2017

CLOUGH GLOBAL DIVIDEND AND INCOME FUND

Statement Pursuant to Section 19(a) of the Investment Company Act of 1940

On December 29, 2017, the Clough Global Dividend and Income Fund (NYSE MKT: GLV) (the “Fund”), a closed-end fund, paid a monthly distribution on its common stock of $0.1241 per share to shareholders of record at the close of business on December 19, 2017.

The following table sets forth the estimated amount of the sources of distribution for purposes of Section 19 of the Investment Company Act of 1940, as amended, and the related rules adopted thereunder. The Fund estimates the following percentages, of the total distribution amount per share, attributable to (i) current and prior fiscal year net investment income, (ii) net realized shortterm capital gain, (iii) net realized long-term capital gain and (iv) return of capital or other capital source as a percentage of the total distribution amount. These percentages are disclosed for the current distribution as well as the fiscal year-to-date cumulative distribution amount per share for the Fund.

Current Distribution from:	Per Share ($)%
Net Investment Income	0.0180	14.50%
Net Realized Short-Term Capital Gain	0.0000	0.00%
Net Realized Long-Term Capital Gain	0.1061	85.50%
Return of Capital or other Capital Source	0.0000	0.00%
Total (per common share)	0.1241	100.00%
Fiscal Year-to-Date Cumulative Distributions from:	Per Share ($)%
Net Investment Income	0.0184	7.48%
Net Realized Short-Term Capital Gain	0.0000	0.00%
Net Realized Long-Term Capital Gain	0.2277	92.52%
Return of Capital or other Capital Source	0.0000	0.00%
Total (per common share)	0.2461	100.00%

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and not for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Presented below are return figures, based on the change in the Fund’s Net Asset Value per share (“NAV”), compared to the annualized distribution rate for this current distribution as a percentage of the NAV on the last business day of the month prior to distribution record date.

Fund Performance & Distribution Information

Fiscal Year to Date (11/01/2017 through 11/30/2017)
Annualized Distribution Rate as a Percentage of NAV^	10.13%
Cumulative Distribution Rate on NAV^+	1.67%
Cumulative Total Return on NAV*	0.50%

Average Annual Total Return on NAV for the 5 Year Period Ending 11/30/2017**	9.12%

Past performance is not indicative of future results.

^	Based on the Fund’s NAV as of November 30, 2017.

+	Cumulative distribution rate is based on distributions paid to date for the period November 1, 2017 through December 31, 2017.

*	Cumulative fiscal year-to-date return is based on the change in NAV including distributions paid and assuming reinvestment of these distributions for the period November 1, 2017 through November 30, 2017.

**	The 5 year average annual total return is based on change in NAV including distributions paid and assuming reinvestment of these distributions and is through the last business day of the month prior to the month of the current distribution record date.

While the NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a shareholder’s investment in the Fund. The value of a shareholder’s investment in the Fund is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market. Shareholders should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

Furthermore, the Board of Trustees reviews the amount of any potential distribution and the income, capital gain or capital available. The Board of Trustees will continue to monitor the Fund’s distribution level, taking into consideration the Fund’s net asset value and the financial market environment. The Fund’s distribution policy is subject to modification by the Board of Trustees at any time. The distribution rate should not be considered the dividend yield or total return on an investment in the Fund.

ALPS Portfolio Solutions Distributor, Inc. FINRA Member Firm.

CLS001324 12/29/2018

CLOUGH GLOBAL DIVIDEND AND INCOME FUND	1290 Broadway
(NYSE MKT: GLV)	Suite 1100
Denver, Colorado 80203
PRESS RELEASE	1.877.256.8445
FOR IMMEDIATE RELEASE January 31, 2018

CLOUGH GLOBAL DIVIDEND AND INCOME FUND

Statement Pursuant to Section 19(a) of the Investment Company Act of 1940

On January 31, 2018, the Clough Global Dividend and Income Fund (NYSE MKT: GLV) (the “Fund”), a closed-end fund, paid a monthly distribution on its common stock of $0.1218 per share to shareholders of record at the close of business on January 22, 2018.

The following table sets forth the estimated amount of the sources of distribution for purposes of Section 19 of the Investment Company Act of 1940, as amended, and the related rules adopted thereunder. The Fund estimates the following percentages, of the total distribution amount per share, attributable to (i) current and prior fiscal year net investment income, (ii) net realized shortterm capital gain, (iii) net realized long-term capital gain and (iv) return of capital or other capital source as a percentage of the total distribution amount. These percentages are disclosed for the current distribution as well as the fiscal year-to-date cumulative distribution amount per share for the Fund.

Current Distribution from:	Per Share ($)%
Net Investment Income	0.0180	14.78%
Net Realized Short-Term Capital Gain	0.0000	0.00%
Net Realized Long-Term Capital Gain	0.0693	56.90%
Return of Capital or other Capital Source	0.0345	28.32%
Total (per common share)	0.1218	100.00%
Fiscal Year-to-Date Cumulative Distributions from:	Per Share ($)%
Net Investment Income	0.0364	9.89%
Net Realized Short-Term Capital Gain	0.0000	0.00%
Net Realized Long-Term Capital Gain	0.2970	80.73%
Return of Capital or other Capital Source	0.0345	9.38%
Total (per common share)	0.3679	100.00%

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and not for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income.’

Presented below are return figures, based on the change in the Fund’s Net Asset Value per share (“NAV”), compared to the annualized distribution rate for this current distribution as a percentage of the NAV on the last business day of the month prior to distribution record date.

Fund Performance & Distribution Information

Fiscal Year to Date (11/01/2017 through 12/31/2017)
Annualized Distribution Rate as a Percentage of NAV^	10.02%
Cumulative Distribution Rate on NAV^+	2.52%
Cumulative Total Return on NAV*	0.60%

Average Annual Total Return on NAV for the 5 Year Period Ending 12/31/2017**	8.38%

Past performance is not indicative of future results.

^	Based on the Fund’s NAV as of December 31, 2017.

+	Cumulative distribution rate is based on distributions paid to date for the period November 1, 2017 through January 31, 2018.

*	Cumulative fiscal year-to-date return is based on the change in NAV including distributions paid and assuming reinvestment of these distributions for the period November 1, 2017 through December 31, 2017.

**	The 5 year average annual total return is based on change in NAV including distributions paid and assuming reinvestment of these distributions and is through the last business day of the month prior to the month of the current distribution record date.

While the NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a shareholder’s investment in the Fund. The value of a shareholder’s investment in the Fund is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market. Shareholders should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

Furthermore, the Board of Trustees reviews the amount of any potential distribution and the income, capital gain or capital available. The Board of Trustees will continue to monitor the Fund’s distribution level, taking into consideration the Fund’s net asset value and the financial market environment. The Fund’s distribution policy is subject to modification by the Board of Trustees at any time. The distribution rate should not be considered the dividend yield or total return on an investment in the Fund.

ALPS Portfolio Solutions Distributor, Inc. FINRA Member Firm.

CLS001335 1/31/2019

CLOUGH GLOBAL DIVIDEND AND INCOME FUND	1290 Broadway
(NYSE MKT: GLV)	Suite 1100
Denver, Colorado 80203
PRESS RELEASE	1.877.256.8445
FOR IMMEDIATE RELEASE February 28, 2018

CLOUGH GLOBAL DIVIDEND AND INCOME FUND

Statement Pursuant to Section 19(a) of the Investment Company Act of 1940

On February 28, 2018, the Clough Global Dividend and Income Fund (NYSE MKT: GLV) (the “Fund”), a closed-end fund, paid a monthly distribution on its common stock of $0.1225 per share to shareholders of record at the close of business on February 20, 2018.

The following table sets forth the estimated amount of the sources of distribution for purposes of Section 19 of the Investment Company Act of 1940, as amended, and the related rules adopted thereunder. The Fund estimates the following percentages, of the total distribution amount per share, attributable to (i) current and prior fiscal year net investment income, (ii) net realized shortterm capital gain, (iii) net realized long-term capital gain and (iv) return of capital or other capital source as a percentage of the total distribution amount. These percentages are disclosed for the current distribution as well as the fiscal year-to-date cumulative distribution amount per share for the Fund.

Current Distribution from:	Per Share ($)%
Net Investment Income	0.0160	13.06%
Net Realized Short-Term Capital Gain	0.0000	0.00%
Net Realized Long-Term Capital Gain	0.0000	0.00%
Return of Capital or other Capital Source	0.1065	86.94%
Total (per common share)	0.1225	100.00%
Fiscal Year-to-Date Cumulative Distributions from:	Per Share ($)%
Net Investment Income	0.0524	10.69%
Net Realized Short-Term Capital Gain	0.0000	0.00%
Net Realized Long-Term Capital Gain	0.2970	60.56%
Return of Capital or other Capital Source	0.1410	28.75%
Total (per common share)	0.4904	100.00%

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and not for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income.’

Presented below are return figures, based on the change in the Fund’s Net Asset Value per share (“NAV”), compared to the annualized distribution rate for this current distribution as a percentage of the NAV on the last business day of the month prior to distribution record date.

Fund Performance & Distribution Information

Fiscal Year to Date (11/01/2017 through 1/31/2018)
Annualized Distribution Rate as a Percentage of NAV^	10.08%
Cumulative Distribution Rate on NAV^+	3.36%
Cumulative Total Return on NAV*	1.57%

Average Annual Total Return on NAV for the 5 Year Period Ending 1/31/2018**	7.30%

Past performance is not indicative of future results.

^	Based on the Fund’s NAV as of January 31, 2018.

+	Cumulative distribution rate is based on distributions paid to date for the period November 1, 2017 through February 28, 2018.

*	Cumulative fiscal year-to-date return is based on the change in NAV including distributions paid and assuming reinvestment of these distributions for the period November 1, 2017 through January 31, 2018.

**	The 5 year average annual total return is based on change in NAV including distributions paid and assuming reinvestment of these distributions and is through the last business day of the month prior to the month of the current distribution record date.

While the NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a shareholder’s investment in the Fund. The value of a shareholder’s investment in the Fund is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market. Shareholders should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

Furthermore, the Board of Trustees reviews the amount of any potential distribution and the income, capital gain or capital available. The Board of Trustees will continue to monitor the Fund’s distribution level, taking into consideration the Fund’s net asset value and the financial market environment. The Fund’s distribution policy is subject to modification by the Board of Trustees at any time. The distribution rate should not be considered the dividend yield or total return on an investment in the Fund.

ALPS Portfolio Solutions Distributor, Inc. FINRA Member Firm.

CLS001347 2/28/2019

CLOUGH GLOBAL DIVIDEND AND INCOME FUND	1290 Broadway
(NYSE MKT: GLV)	Suite 1100
Denver, Colorado 80203
PRESS RELEASE	1.877.256.8445
FOR IMMEDIATE RELEASE March 29, 2018

CLOUGH GLOBAL DIVIDEND AND INCOME FUND

Statement Pursuant to Section 19(a) of the Investment Company Act of 1940

On March 29, 2018, the Clough Global Dividend and Income Fund (NYSE MKT: GLV) (the “Fund”), a closed-end fund, paid a monthly distribution on its common stock of $0.1172 per share to shareholders of record at the close of business on March 19, 2018.

The following table sets forth the estimated amount of the sources of distribution for purposes of Section 19 of the Investment Company Act of 1940, as amended, and the related rules adopted thereunder. The Fund estimates the following percentages, of the total distribution amount per share, attributable to (i) current and prior fiscal year net investment income, (ii) net realized shortterm capital gain, (iii) net realized long-term capital gain and (iv) return of capital or other capital source as a percentage of the total distribution amount. These percentages are disclosed for the current distribution as well as the fiscal year-to-date cumulative distribution amount per share for the Fund.

Current Distribution from:	Per Share ($)%
Net Investment Income	0.0151	12.88%
Net Realized Short-Term Capital Gain	0.0000	0.00%
Net Realized Long-Term Capital Gain	0.0224	19.11%
Return of Capital or other Capital Source	0.0797	68.01%
Total (per common share)	0.1172	100.00%
Fiscal Year-to-Date Cumulative Distributions from:	Per Share ($)%
Net Investment Income	0.0675	11.11%
Net Realized Short-Term Capital Gain	0.0000	0.00%
Net Realized Long-Term Capital Gain	0.3194	52.57%
Return of Capital or other Capital Source	0.2207	36.32%
Total (per common share)	0.6076	100.00%

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and not for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income.’

Presented below are return figures, based on the change in the Fund’s Net Asset Value per share (“NAV”), compared to the annualized distribution rate for this current distribution as a percentage of the NAV on the last business day of the month prior to distribution record date.

Fund Performance & Distribution Information

Fiscal Year to Date (11/01/2017 through 2/28/2018)
Annualized Distribution Rate as a Percentage of NAV^	10.06%
Cumulative Distribution Rate on NAV^+	4.35%
Cumulative Total Return on NAV*	-1.76%

Average Annual Total Return on NAV for the 5 Year Period Ending 2/28/2018**	6.21%

Past performance is not indicative of future results.

^	Based on the Fund’s NAV as of February 28, 2018.

+	Cumulative distribution rate is based on distributions paid to date for the period November 1, 2017 through March 31, 2018.

*	Cumulative fiscal year-to-date return is based on the change in NAV including distributions paid and assuming reinvestment of these distributions for the period November 1, 2017 through February 28, 2018.

**	The 5 year average annual total return is based on change in NAV including distributions paid and assuming reinvestment of these distributions and is through the last business day of the month prior to the month of the current distribution record date.

While the NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a shareholder’s investment in the Fund. The value of a shareholder’s investment in the Fund is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market. Shareholders should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

Furthermore, the Board of Trustees reviews the amount of any potential distribution and the income, capital gain or capital available. The Board of Trustees will continue to monitor the Fund’s distribution level, taking into consideration the Fund’s net asset value and the financial market environment. The Fund’s distribution policy is subject to modification by the Board of Trustees at any time. The distribution rate should not be considered the dividend yield or total return on an investment in the Fund.

ALPS Portfolio Solutions Distributor, Inc. FINRA Member Firm.

CLO001362

CLOUGH GLOBAL DIVIDEND AND INCOME FUND	1290 Broadway
(NYSE MKT: GLV)	Suite 1100
Denver, Colorado 80203
PRESS RELEASE	1.877.256.8445
FOR IMMEDIATE RELEASE April 30, 2018

CLOUGH GLOBAL DIVIDEND AND INCOME FUND

Statement Pursuant to Section 19(a) of the Investment Company Act of 1940

On April 30, 2018, the Clough Global Dividend and Income Fund (NYSE MKT: GLV) (the “Fund”), a closed-end fund, paid a monthly distribution on its common stock of $0.1166 per share to shareholders of record at the close of business on April 20, 2018.

The following table sets forth the estimated amount of the sources of distribution for purposes of Section 19 of the Investment Company Act of 1940, as amended, and the related rules adopted thereunder. The Fund estimates the following percentages, of the total distribution amount per share, attributable to (i) current and prior fiscal year net investment income, (ii) net realized shortterm capital gain, (iii) net realized long-term capital gain and (iv) return of capital or other capital source as a percentage of the total distribution amount. These percentages are disclosed for the current distribution as well as the fiscal year-to-date cumulative distribution amount per share for the Fund.

Current Distribution from:	Per Share ($)%
Net Investment Income	0.0251	21.53%
Net Realized Short-Term Capital Gain	0.0000	0.00%
Net Realized Long-Term Capital Gain	0.0915	74.47%
Return of Capital or other Capital Source	0.0000	0.00%
Total (per common share)	0.1166	100.00%
Fiscal Year-to-Date Cumulative Distributions from:	Per Share ($)%
Net Investment Income	0.0926	12.78%
Net Realized Short-Term Capital Gain	0.0000	0.00%
Net Realized Long-Term Capital Gain	0.4109	56.74%
Return of Capital or other Capital Source	0.2207	30.48%
Total (per common share)	0.7242	100.00%

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and not for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income.’

Presented below are return figures, based on the change in the Fund’s Net Asset Value per share (“NAV”), compared to the annualized distribution rate for this current distribution as a percentage of the NAV on the last business day of the month prior to distribution record date.

Fund Performance & Distribution Information

Fiscal Year to Date (11/01/2017 through 3/31/2018)
Annualized Distribution Rate as a Percentage of NAV^	10.19%
Cumulative Distribution Rate on NAV^+	5.27%
Cumulative Total Return on NAV*	-2.61%

Average Annual Total Return on NAV for the 5 Year Period Ending 3/31/2018**	5.44%

Past performance is not indicative of future results.

^	Based on the Fund’s NAV as of March 31, 2018.

+	Cumulative distribution rate is based on distributions paid to date for the period November 1, 2017 through April 30, 2018.

*	Cumulative fiscal year-to-date return is based on the change in NAV including distributions paid and assuming reinvestment of these distributions for the period November 1, 2017 through March 31, 2018.

**	The 5 year average annual total return is based on change in NAV including distributions paid and assuming reinvestment of these distributions and is through the last business day of the month prior to the month of the current distribution record date.

While the NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a shareholder’s investment in the Fund. The value of a shareholder’s investment in the Fund is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market. Shareholders should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

Furthermore, the Board of Trustees reviews the amount of any potential distribution and the income, capital gain or capital available. The Board of Trustees will continue to monitor the Fund’s distribution level, taking into consideration the Fund’s net asset value and the financial market environment. The Fund’s distribution policy is subject to modification by the Board of Trustees at any time. The distribution rate should not be considered the dividend yield or total return on an investment in the Fund.

ALPS Portfolio Solutions Distributor, Inc. FINRA Member Firm.

CLO001371 4/30/2019